UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01.     Entry Into a Material Definitive Agreement.

Letter Agreement Regarding Conditional Conversion of the February Additional Note

In a Current Report on Form 8-K filed by Helios and Matheson Analytics Inc. (the “Company”) on February 10, 2017, the Company reported that it issued senior secured convertible notes to an institutional investor (the “Investor”) in the form attached as an exhibit to such Current Report (the “Original February 8-K”), for consideration consisting of a promissory note issued by the Investor to the Company in the amount of $5,000,000. The Original February 8-K, together with a Current Report on Form 8-K filed by the Company on February 7, 2017 (collectively, the “February 8-Ks”), is incorporated by reference into this Current Report.

On August 27, 2017, the Company and the Investor executed a letter agreement (the “Letter Agreement”), pursuant to which the Investor agreed to deliver to the Company a conversion notice effecting the immediate conversion of all outstanding principal under the Additional Note as defined in the February 8-Ks (the “February Additional Note”) in the total amount of $2,500,000, plus all accrued unpaid interest thereon (collectively, the “February Note Conversion Amount”), at the alternate conversion price which equals $3.00 per share (the “February Note Conversion”, and such aggregate number of shares of the Company’s common stock (“Common Stock”) to be issued under such February Note Conversion, the “February Share Number”).

In consideration of the immediate conversion of the February Note Conversion Amount, the Company agreed that the Investor shall have the right, but not the obligation, at one or more times, by delivering written notices to the Company (each, an “Exchange Notice”), at any time from the date of the Letter Agreement and until December 31, 2017, to effect an exchange (each such exchange and collectively, the “Share Exchange”) of the number of shares of Common Stock in an aggregate number with respect to all Share Exchange not to exceed the February Share Number (the “Exchange Shares”) for one or more senior secured convertible promissory notes in the form of the February Additional Note (but replacing the maturity date thereunder with the date that is forty-five (45) days following delivery date of the applicable Exchange Notice and removing any restrictions on conversion while the senior secured convertible notes issued to the Investor on December 2, 2016 remain outstanding) (each such new senior secured convertible note and collectively, the “New Note”). The Investor shall have the right to substitute the alternate conversion price of the New Note with the alternate conversion price of the Company’s Series B Senior Secured Convertible Note, in the form attached as an exhibit to the Current Report on Form 8-K filed by the Company on August 15, 2017. The New Note, if issued, shall be in the principal amount equal to the product of the February Note Conversion Amount multiplied by a fraction, the numerator of which is the number of the aggregate Exchange Shares being tendered to the Company in such Share Exchange and the denominator of which is the February Share Number. If the Company receives an Exchange Notice, the Investor shall be deemed to automatically and immediately own the applicable New Note, which is immediately eligible for conversion. In the event of a Share Exchange, the applicable Exchange Shares shall be cancelled automatically and immediately.

The description of the Letter Agreement herein is not complete and is qualified by the full text of such Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Share Exchange and the issuance of shares of Common Stock upon the conversion of the New Note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the New Note and the shares of Common Stock issuable upon the conversion of the New Note will be issued in exchange for the applicable Exchange Shares and the New Note, respectively; (b) there is no additional consideration of value being delivered by the Investor in connection with the above exchanges; and (c) there are no commissions or other remuneration being paid by the Company for soliciting the above exchanges.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated August 27, 2017.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated August 27, 2017.*

* Filed herewith.